Exhibit 99.1

BENCHMARK ELECTRONICS ANNOUNCES QUARTERLY CASH

·   Fourth quarter 2019 cash dividend of $0.15 per share

TEMPE, Ariz., Dec. 16, 2019 /PRNewswire/ -- Benchmark Electronics, Inc. (NYSE: BHE) today announced that its Board of Directors declared a quarterly dividend of $0.15 per share, payable on January 13, 2020 to shareholders of record at the close of business on December 30, 2019.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering worldclass manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

SOURCE Benchmark Electronics, Inc.

For further information: Lisa K. Weeks, VP of Strategy & Investor Relations, 623-300-7052 or lisa.weeks@bench.com